EXHIBIT 99.5


                              SOFTNET SYSTEMS, INC.

                        CONSULTANT STOCK OPTION AGREEMENT


         THIS CONSULTANT STOCK OPTION AGREEMENT (the "Agreement"), dated as of this 8th day of October, 1998, is made by and between SoftNet Systems, Inc., a New York corporation (the "Company") and Howard Rheingold (the "Option Holder").

1. Grant of Option. The Company hereby grants to the Option Holder as of October 8, 1998 (the "Option Date") an option (the "Option") to purchase from the Company a total of 25,000 shares (the "Shares") of the Common Stock, par value $.01, of the Company at $7.375 per share, said purchase price being 100% of the fair market value of a share of Common Stock on the Option Date, during the periods and upon the terms and conditions set forth in this Agreement. This Option is a Non-Qualified Stock Option and not an Incentive Stock Option.

2.       Time of Exercise.

                  (a) Except as provided elsewhere in this Agreement, this Option is exercisable and shall vest, with respect to one-third of the total shares as of the first anniversary of the Vesting Date, which is July 1, 1998, and thereafter 1/36 of the total option Shares, after each monthly anniversary of the Vesting Date for the 24 months following the first anniversary of the Vesting Date.

                  (b) Notwithstanding the provisions of Section 2(a) hereof, in the event that the Consulting Agreement between the Company and the Option Holder dated the date hereof (the "Consulting Agreement") is terminated by the Company for any reason:
                           (i) after the first anniversary of the Vesting Date, other than for cause, the Option shall be exercisable with respect to 100% of the total option Shares, or
                           (ii) up to the first anniversary of the Vesting Date, the Option shall be exercisable with respect to one-third of the total option Stares.

                  (c) Notwithstanding anything to the contrary contained in this Agreement, the Company may in its sole discretion, adjust or amend any outstanding Option if the Company determines such adjustment is necessary in order to prevent dilution or undue enlargement of the intended benefits under the Option:

(i) in the event of a stock dividend or other distribution of stock, recapitalization, stock split, reverse stock split, reorganization, repurchase or exchange; or

(ii) in recognition of unusual or nonrecurring events affecting the Company or its affiliates, or the financial statements of the Company or its affiliates or due to changes in accounting principles or laws or regulations or the interpretation thereof.


(a) In the event that the Company is merged in or consolidated with another corporation such that the Company is not the surviving corporation, or upon a sale of substantially all of the assets of the Company and subsequent liquidation, the Company may determine in its discretion that each outstanding Option at the time of such merger or consolidation shall be exchangeable into such other class of securities received by other holders of shares at the time of the transaction. The Company, however, (i) may waive any limitations imposed herein so that all Options from and after the date prior to the effective date of such merger, consolidation, or sale and liquidation, as the case may be, as specified by the Company, shall be exercisable in full; and (ii) all outstanding Options may be canceled by the Company as of the effective date of any such merger, consolidation or sale and liquidation provided that (x) notice of such cancellation shall be given to the Option Holder and (y) the Option Holder shall have the right to exercise such Option in full during a 30-day period preceding the effective date of such merger, consolidation or sale and liquidation.

(b) In the event the Company or any of its affiliates shall assume this Option, or the right or obligation to make future such options in connection with the acquisition of another business or another corporation or business entity, the Company may make such adjustments, in the terms of options as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed options and the Options granted under the Plan so adjusted.

3.       Term.

                  (a) This Option will terminate at 5:00 p.m. Pacific time on the tenth anniversary of the Option Date.

                  (b) Nothing in this Section shall be construed as enlarging or amending the time of exercise as described in Section 2 hereof.

4. Who May Exercise. This Option may be exercised only by the Option Holder during his or her lifetime, or, if permissible under applicable law, the Option Holder's legally appointed guardian or legal representative, or the Option Holder's estate upon the death of the Option Holder.

5.       Restrictions on Exercise.

                  (a) This Option may be exercised only with respect to fully vested Shares and no fractional Shares shall be issued;

                  (b) This Option may be exercised only on or after the first anniversary of the Vesting Date;

                  (c) This Option may not be exercised in whole or in part after the expiration of the Option period specified in Section 3(a), subject to the right of the Company to extend the term of this Option;



                  (d) Upon the death of the Option Holder (i) while the Consulting Agreement is in effect, or (ii) within one (1) year of the termination of the Consulting Agreement, then, in any such event, the Option may be exercised by the person(s) to whom such Option Holder's rights with respect to this Option are transferred by will or the laws of descent and distribution prior to the expiration of the earlier of: (1) the date specified in Section 3(a) hereof, or (2) one year after the Option Holder's death; such person(s) shall be entitled to purchase all of the vested Shares with respect to which the Option Holder was entitled to exercise this Option pursuant to Section 2 hereof immediately prior to the Option Holder's death, and any part of this Option not so exercisable will lapse on the Option Holder's death; and

                  (e) Upon the termination of the Consulting Agreement, this Option may be exercised by the Option Holder prior to the expiration of the earlier of: (1) the date specified in Section 3(a) hereof, or (2) one (1) year after the date of such termination, unless at the time of such termination the Option Holder is serving the Company in another capacity, such as an officer, director or pursuant to a different services agreement, in which event the time period specified in this clause (2) shall extend until one (1) year after the termination of such other service capacity. The Option Holder shall be entitled to purchase those Shares in which he/she was vested pursuant to Section 2 hereof immediately prior to, or by reason of, such termination of the Consulting Agreement, and any part of this Option not yet vested as of the date of such termination will automatically lapse.

6. Manner of Exercise. Subject to such rules and regulations as the Company may from time to time adopt, the Option Holder shall, in order to exercise this Option, give written notice to the Company which states the number of Shares being purchased and the purchase price to be paid therefor, accompanied by the following:

                  (a) Payment, in full, of the amount required to be paid pursuant to this Agreement, which may be made by such method(s) as the Company shall determine, including, without limitation, cash, Shares, other securities, other property, or any combination thereof; provided that the combined value, as determined by the Company, of all cash and cash equivalents and the fair market value of any such Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to this Agreement; and

                  (b) Such documents as the Company in its discretion deems necessary (i) to evidence the exercise, in whole or in part, of the Option evidenced by this Agreement, (ii) to determine whether registration is then required under the Securities Act of 1933, as amended (the "Act"), or by any other law, as then in effect, and (iii) to comply with or satisfy the requirements of the Act or any other law, as then in effect.

7. Cashless Exercise. Notwithstanding the foregoing Section 6 regarding payment of the exercise price of the Option, the Option Holder may elect to receive a reduced number of Shares in lieu of tendering the exercise price in cash ("Cashless Exercise"). In such case, the number of Shares to be issued to the Option Holder shall be computed using the following formula:



                                    X=Y(A-B)
                                      ------
                                        A

where: X = the number of Shares to be issued to the Option Holder; Y = the number of Shares to be exercised under this Option; A = the Market Value (defined below) of one share of Common
                 Stock on the trading day immediately prior to the date that the Option Holder notifies the Company of his full or partial exercise hereof;
                 and
            B = the exercise price per share then in effect under
                this Option.

The term "Market Value" means, for any security as of any date, the last reported sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Option Holder if Bloomberg Financial Markets is not then reporting last reported sale prices of such security (collectively, "Bloomberg"), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market or the electronic bulletin board of such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Market Value cannot be calculated for such security on such date on any of the foregoing bases, the Market Value of such security on such date shall be the fair market value as reasonably determined by the Board of Directors of the Company.

8. Compliance With Law and Regulations. This Option and the obligation of the Company to sell and deliver Shares hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for Shares prior to (i) the listing of such Shares on any stock exchange on which the Shares may then be listed, and (ii) the completion of any registration or qualification of such Shares under any federal or state law, or any rule or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Moreover, this Option may not be exercised if its exercise, or the receipt of Shares pursuant thereto, would be contrary to applicable law.

9. Withholding. The Company or any of its affiliates shall be authorized, to the extent, in the Company's judgment, required by applicable law, to withhold from any Option exercised, from any payment due or transfer made under this Option, or under the Plan, or from any compensation or other amount owing to an Option Holder, the amount (in cash, Shares, other securities, or other property) of withholding taxes due in respect of this Option, its exercise, or any payment or transfer under this Option or under the Plan, and to take such action as may be necessary in the opinion of the Company or its affiliates to satisfy all obligations for the payment of such taxes.

10. No Right To Continued Consulting. The grant of this Option shall not be construed as giving the Option Holder the right to be retained as a consultant of the Company. Further, the Company may at any time dismiss an Option Holder from a consultancy, free from any liability, or any claim under the Plan or this Option Agreement, unless otherwise expressly provided in the Plan or in this Option Agreement.

11. Non-Assignability. This Option is not assignable or transferable by the Option Holder, except by the Option Holder's guardian or legal representative upon his death, in accordance with his will or by the laws of descent and distribution.

12. Rights as Shareholder. The Option Holder will have no rights as a shareholder of the Company with respect to any Shares covered by this Option until the issuance of a stock certificate or stock certificates to the Option Holder for the Shares. No adjustment shall be made for distributions or other rights for which the record date is prior to the issuance of such stock certificate or stock certificates.

13. Amendments. Any amendment, alteration, suspension, discontinuation, cancellation or termination of the provisions of this Agreement that would impair the rights of any Option Holder or the beneficiary of any such Option Holder shall not, to that extent, be effective without the consent of the Option Holder or the beneficiary of such Option Holder, as the case may be.

14.  Entire  Agreement.  This  Agreement,   together  with  the  Plan  which  is
incorporated herein by reference, embody the complete agreement and understanding of the Option Holder and the Company and supersede and preempt any prior understandings, agreements or representations by either of them, written or oral, with respect to the subject matter hereof in any way.

15. Law Governing. This Agreement is intended to be performed in the State of California and shall be construed and enforced in accordance with and governed by the laws of such state and the federal laws of the United States of America.

         16.      Restriction on Issuance of Shares.

                  16.1 Legality of Issuance. The Company shall not be obligated to sell or issue any Shares pursuant to this Agreement if such sale or issuance, in the opinion of the Company and the Company's counsel, might constitute a violation by the Company of law, including, without limitation, the provisions of the Securities Act of 1933, as amended (the "Securities Act").

                  16.2 Registration or Qualification of Securities. The Company may, but shall not be required to, register or qualify the issuance of this Option or the issuance or sale of any Shares pursuant hereto under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the grant or exercise of this Option or the issuance or sale of any Shares pursuant hereto to comply with any law.

         17. Restriction on Transfer. Regardless of whether the sale or issuance of the Shares has been registered under the Securities Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge or other transfer of the Shares (including the placement of appropriate legends on stock certificates representing any Shares) if, in the opinion of the Company and the Company's counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state, or any other law.

         18. Stock Certificate Restrictive Legends. Stock certificates evidencing the Shares may bear such restrictive legends as the Company and the Company's counsel deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the following legend:

                  "The offering and sale of the securities represented hereby have not been registered under the Securities Act of 1933, as amended (the "Act"). Any transfer of such securities will be invalid unless a registration statement under the Act is in effect as to such transfer or in the opinion of counsel for the Company such registration is unnecessary in order for such transfer to comply with the Act."

         19. Representations, Warranties, Covenants, and Acknowledgments Upon Exercise of Option. The issuance of Shares hereunder may be conditioned upon receipt by the Company of certain representations, warranties, covenants and acknowledgments by Optionee or such other person exercising the Option, if in the opinion of the Company and the Company's counsel, such representations, warranties, covenants and acknowledgments are necessary or desirable in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state, or any other law.


         IN WITNESS WHEREOF, the Company and the Option Holder have duly executed this Agreement as of the date specified in Section 1 hereof.

                                    COMPANY:

                                    SOFTNET SYSTEMS, INC.

                                    /s/Lawrence B. Brilliant
                                    --------------------------
                                    By Lawrence B. Brilliant




                                    /s/ Howard Rheingold
                                    --------------------------
                                    Howard Rheingold